SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2003

KNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32647	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 9. Regulation FD Disclosure.

Knology, Inc. is considering a firm-commitment underwritten public offering of its common stock, subject to market conditions and other factors. If Knology determines to pursue such an offering, Knology intends to file a registration statement with the Securities and Exchange Commission to register the shares of common stock to be issued in the offering. There can be no assurance that any proposed offering will be completed. This Current Report on Form 8-K does not constitute an offer of any securities and no such offer may be made until a registration statement has been filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

Date: September 15, 2003	By:	/s/ Chad S. Wachter
Chad S. Wachter Vice President, General Counsel and Secretary